UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2021

EYENOVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38365	47-1178401
(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (917) 289-1117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	EYEN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e)

Effective January 30, 2021, Eyenovia, Inc. (the “Company”) appointed Michael M. Rowe, the Company’s current Vice President, Commercial to Chief Operating Officer.

Mr. Rowe has served as the Company’s Vice President, Commercial since October 2019, having first joined the Company in July 2018 as Vice President, Marketing. From February 2016 to June 2018, Mr. Rowe was Senior Director of U.S. and Global Marketing, Ophthalmology at Aerie Pharmaceuticals, Inc. (NASDAQ: AERI), where he was responsible for the United States and international commercialization of glaucoma and ocular hypertension products. From July 2010 until February 2016, Mr. Rowe served in various strategic management roles at Allergan plc (since acquired by AbbVie Inc. (NYSE: ABBV)), most recently as the Head of Corporate Competitive Intelligence, where he supported multiple corporate strategic initiatives as well as strategic planning for the company’s worldwide glaucoma franchise. Mr. Rowe also has held senior marketing roles at Bayer Healthcare Pharmaceuticals Inc., Women First HealthCare, Inc. (a former public company) and senior marketing and health economics roles at Pfizer Inc (NYSE: PFE). Mr. Rowe received an M.S. from Rensselaer Polytechnic Institute and received a B.A. from The State University of New York at Stony Brook.

Mr. Rowe is 59 years old and has no familial relationships with any executive officer or director of the Company. Other than Mr. Rowe’s prior compensation for his service as the Company’s Vice President, Commercial and Vice President, Marketing, there have been no transactions in which the Company has participated and in which Mr. Rowe has had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Rowe is party to an executive employment agreement with the Company, dated February 15, 2019 (the “Employment Agreement”), as disclosed in Item 5.02 of the Company’s Current Report on Form 8-K filed on February 19, 2019 with the U.S. Securities and Exchange Commission. In connection with Mr. Rowe’s promotion to Chief Operating Officer, the Company and Mr. Rowe entered into an amendment to the Employment Agreement dated February 1, 2021 (the “Amendment”). As reflected in the Amendment, the material terms of the Employment Agreement remain unchanged, except that Mr. Rowe’s annual base salary as Chief Operating Officer is now $360,000.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by the full and complete terms of the Amendment with Mr. Rowe, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement, dated February 1, 2021, by and between the Company and Michael M. Rowe.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: February 3, 2021	By:	/s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer